Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 26, 2026, with respect to the consolidated financial statements of Koppers Holdings Inc. and subsidiaries and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Pittsburgh, Pennsylvania
May 8, 2026